Exhibit 99.1

SUMMARY

Our Company

We are a specialty generic pharmaceutical company. Our mission is to become a leader in the specialty generic pharmaceutical market. Under our IGI label, we currently sell generic topical pharmaceutical products that are bioequivalent to their brand name counterparts. We also provide development, formulation, and manufacturing services to the pharmaceutical, over-the-counter, or OTC and cosmetic industries.

Currently, we have two platforms for growth:

•	Developing, manufacturing and marketing a portfolio of generic pharmaceutical products in our own label in topical, injectable, complex and ophthalmic dosage forms; and,

•	Managing our current contract manufacturing and formulation services business.

We have been in the contract manufacturing and development of topical products business since the early 1990s, but our strategy since 2010 has been focused on the growth of our generic pharmaceutical business. We believe that expanding our development and commercial base beyond topical generics, the cornerstone of our expertise, to injectable generics, complex generics and ophthalmic generics (what we call our TICO Strategy), will leverage existing expertise and capabilities, and broaden our platform for strategic growth. Currently, we market six products, and we expect to begin marketing an additional product in March 2015. We have recently acquired 21 products that have been previously approved by the United States Food and Drug Administration, or the FDA. In our pipeline, we have 19 Abbreviated New Drug Applications, or ANDAs, pending with the FDA for approval, and a further 45 products in our development pipeline, 13 of which are on stability testing. With the recent completion of the expansion of our research and development laboratories and with modest capital expenditures, we believe that, based on current forecasts, capacity at our existing facility would be sufficient for our topical manufacturing needs into 2017. In order to manufacture our sterile injectable and ophthalmic products, we intend to partner with contract manufacturing organizations. Over time we expect to expand our capabilities to include sterile manufacturing by acquiring an existing sterile injectable facility, or building our own facility.

In addition, we may continue to explore ways to accelerate our growth through the creation of unique opportunities from the acquisition of additional intellectual property, and the expansion of the use of our existing intellectual property, including our licensed Novasome® technology.

IGI’s Generic Pharmaceutical Business

In September 2010, we leveraged our existing formulation and manufacturing capabilities and began IGI’s transformation from being solely a contract manufacturing and development company into a generic pharmaceutical company by submitting our first ANDA with the FDA. ANDAs are submitted to the FDA for generic drug products that have the same active ingredient, strength, dosage form, and route of administration as a brand drug production and are bioequivalent to the brand drug product, meaning that there is no significant difference between the drugs in their rate and extent of absorption in the body. ANDA approval by the FDA allows for the interchangeability in the United States of the generic product with the innovator drug, meaning that the generic version may generally be substituted for the brand product by either a physician or pharmacist when dispensing a prescription. Our commercialization of each of these products is subject to approval of our ANDAs by the FDA.

Since September 2010, we have expanded our generic topical pharmaceutical pipeline of prescription products by submitting 21 ANDAs to the FDA. Our goal for the fiscal year 2014 was to submit at least 10 additional ANDAs through our internal research and development program and, as of the date of this offering memorandum, we have submitted eight of those ANDAs, and we are on track to submit at least one more before December 31, 2014.

In December 2012, we launched our first generic topical pharmaceutical products under the IGI label. In March 2014, we received our first approval from the FDA for an ANDA for the generic equivalent for lidocaine hydrochloride USP 4% topical solution. In May 2014, we received tentative approval for our second ANDA, the generic equivalent for diclofenac sodium topical solution 1.5%. We also have a number of additional product candidates in various stages of development. Based on IMS Health Reports data, the addressable market, as of August 2014, for the 19 products we have pending at the FDA totals approximately $495 million in annual sales. We expect to continue to expand our presence in the generic topical pharmaceutical market through the submission of additional ANDAs to the FDA and the subsequent launch of products as and when these applications are approved by the FDA.

As part of our growth strategy, we are also seeking opportunities to acquire further products and ANDAs. On February 1, 2013, we acquired assets and intellectual property, including an ANDA, for econazole nitrate cream 1%, which we launched in September 2013. On September 24, 2014, we acquired from AstraZeneca ANDAs and New Drug Applications, or NDAs, associated with 18 products, 17 of which were injectable products. On September 30, 2014, we acquired ANDAs and NDAs associated with two ophthalmic products from Valeant, in addition to the exclusive right to acquire three additional injectable products from Valeant. In November 2014, we completed the purchase of one of those three injectable products from Valeant.

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In addition, as part of our development expansion program, we have started two 505(b)(2) projects and also plan to include products in our pipeline that would require Phase III clinical studies. A 505(b)(2) is a NDA that contains full safety and effectiveness reports, but permits some of the information required for approval to come from studies not conducted by or for the applicant, thereby avoiding unnecessary duplication of studies already performed on a product.

Contract Manufacturing and Development Business

We also develop, manufacture, fill and package topical semi-solid and liquid products for branded and generic pharmaceutical customers, as well as the OTC and cosmetic industries. These products are used in a wide range of applications, from cosmetics to the prescription treatment of conditions like dermatitis, psoriasis and eczema.

Our contract manufacturing and development business includes two services: contract formulation and contract manufacturing. These services are offered to pharmaceutical, OTC and cosmetic customers. For our pharmaceutical contract services customers, we formulate, test and/or manufacture prescription pharmaceutical products and medical devices. The products include pure cosmetic formulations sold by retail stores directly to the public, as well as prescription drug formulations promoted directly to physicians. All contract manufacturing products are produced under our customers’ labels.

Contract development involves developing topical formulations to satisfy a customer’s product request. Our experienced formulators can develop a novel formulation or replicate an existing formula through reverse engineering. We offer full support to the products we develop through developing test methods, full analytical services, manufacturing scale-up criteria, validation and regulatory assistance. Upon completion of our contract formulation projects, we are often successful in obtaining the contract for contract manufacturing services to manufacture the products we helped the customer develop. We have filed several 510(k) submissions with the FDA on behalf of our customers to obtain clearance for the marketing and distribution of certain medical devices. In addition, we have a further four ANDAs pending approval at the FDA, which we have submitted under joint development and commercialization agreements with our partners. In December of 2012, after completion of the required formulation and regulatory requirements, we submitted two ANDAs on behalf of one of our pharmaceutical partners. In December 2013, we submitted an ANDA associated with a generic topical pharmaceutical drug product, which, once approved, will be licensed, marketed and distributed by one of our large multi-national pharmaceutical partners, West-Ward Pharmaceuticals Corp. In June 2014, we submitted an ANDA under a joint development and commercialization agreement with Impax Laboratories, Inc.

We believe our quality contract manufacturing and development business provides a consistent and reliable source for products and services to our customers. We offer flexibility in batch sizing and package design, which gives our customers the opportunity to select the appropriate presentation for each product. Our high-speed packaging lines can accommodate a variety of tubes, bottles, pumps and jars.

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Recent Developments

On November 18, 2014, the Company exercised an option pursuant to the Asset Purchase Agreement, dated September 30, 2014, among the Company, Valeant Pharmaceuticals North America LLC, and Valeant Pharmaceuticals Luxembourg SARL (together, “Valeant”), to acquire all rights, titles and interests of Valeant and its respective affiliates in an NDA associated with Aquamephyton (phytonadione) 10mg/mL, 1mg/0.5ml, injection and certain documents relating thereto. In accordance with the Asset Purchase Agreement, the Company paid Valeant $500,000 in cash in consideration for the purchased assets.

On November 18, 2014, the Company entered into an asset-based revolving senior secured credit facility with General Electric Capital Corporation, as agent and GE Capital Bank and the other lenders party thereto from time to time. Under the credit agreement, the Company can request revolving loan advances up to an aggregate total amount of $10,000,000, which may be increased to $15,000,000 at the request of the Company subject to certain conditions, and the Company may request an incremental facility for revolving loan commitments of up to $10,000,000. Payment of the amounts financed under the credit agreement are secured by substantially all of the Company’s tangible and intangible assets, except intellectual property. We have amended the Credit Agreement to allow for the issuance of the notes, which included, among other things, amending the affirmative and negative covenants to permit the issuance of senior indebtedness and to allow for the disposition of assets and permit restricted payments, as may be required pursuant to the terms of the notes. See “Description of Other Indebtedness.”

On each of November 24, 2014 and December 1, 2014, we submitted one additional ANDA to the FDA, resulting in nineteen total submissions now pending at the FDA.

RISK FACTORS

Risks Related to Our Business

We have a history of losses and cannot assure you that we will become profitable. As a result, we may have to cease operations and liquidate our business.

Our expenses have exceeded our revenue in each of the last nine years, and no net income has been available to common stockholders during each of these years. As of September 30, 2014, our stockholders’ equity was $33 million and we had an accumulated deficit of $45 million. Our future profitability depends on revenue exceeding expenses, but we cannot assure you that this will occur. If we do not become profitable or continue to raise external financing, we could be forced to curtail operations and sell or liquidate our business, and you could lose some or all of your investment.

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We rely on a limited number of customers for a large portion of our revenues.

We depend on a limited number of customers for a large portion of our revenue. Four of our customers accounted for 59% of our revenue for the three months ended September 30, 2014, and three of our customers accounted for 49% of our revenue for the three months ended September 30, 2013. Four of our customers accounted for 53% of our revenue for the nine months ended September 30, 2014, and four of our customers accounted for 55% of our revenue for the nine months ended September 30, 2013. The loss of one or more of these customers could have a significant impact on our revenues and harm our business and results of operations.

We face intense competition in the consumer products business.

Our business competes with large, well-financed cosmetic, pharmaceutical and consumer products companies with development and marketing groups that are experienced in the industry and possess far greater resources than those available to us. There is no assurance that we can compete successfully against our competitors or that we can develop and market products that will be favorably received in the marketplace.

Rapidly changing technologies and developments by our competitors may make our technologies and products obsolete.

We expect to sublicense our technologies to third parties, which would manufacture and market products incorporating these technologies. However, if our competitors develop new and improved technologies that are superior to our technologies, our technologies could be less acceptable in the marketplace and our business could be harmed.

The pharmaceutical industry in which we operate is intensely competitive. We are particularly subject to the risks of competition. For example, the competition we encounter may have a negative impact upon the prices we may charge for our products, the market share of our products and our revenue and profitability.

The pharmaceutical industry in which we operate is intensely competitive. The competition that we encounter has an effect on our product prices, market share, revenue and profitability. Depending upon how we respond to this competition, its effect may be materially adverse to us. We compete with:

•	the original manufacturers of the brand-name equivalents of our generic products; and

•	other generic drug manufacturers.

Most of the products that we are developing are either generic drugs or products without patent protection. These drugs and products do not benefit from patent protection and are therefore more subject to the risk of competition than patented products. In addition, because many of our competitors have substantially greater financial, production and research and development resources, substantially larger sales and marketing organizations, and substantially greater name recognition than we have, we are particularly subject to the risks inherent in competing with them. For example, many of our competitors may be able to develop products and processes competitive with, or superior to, our own. Furthermore, we may not be able to successfully develop or introduce new products that are less costly than those of our competitors or offer purchasers of our products payment and other commercial terms as favorable as those offered by our competitors.

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As our competitors introduce their own generic equivalents of our generic pharmaceutical products, our revenues and gross margin from such products may decline potentially rapidly.

Revenues and gross margin derived from generic pharmaceutical products often follow a pattern based on regulatory and competitive factors that we believe are unique to the generic pharmaceutical industry. As the patent(s) for a brand name product and the statutory marketing exclusivity period (if any) expires, the first generic manufacturer to receive regulatory approval for a generic equivalent of the product often is able to capture a substantial share of the market. However, as other generic manufacturers receive regulatory approvals for competing products, that market share, and the price of that product, may decline depending on several factors, including the number of competitors, the price of the brand product and the pricing strategy of the new competitors. We cannot provide assurance that we will be able to continue to develop such products or that the number of competitors with such products will not increase to such an extent that we may stop marketing a product for which we previously obtained approval, which may have a material adverse impact on our revenues and gross margin.

If pharmaceutical companies are successful in limiting the use of generics through their legislative, regulatory and other efforts, sales of our generic products may be adversely impacted.

Many pharmaceutical companies increasingly have used state and federal legislative and regulatory means to delay generic competition. These efforts have included:

•	pursuing new patents for existing products that may be granted just before the expiration of earlier patents, which could extend patent protection for additional years or otherwise delay the launch of generics;

•	selling the brand product as an authorized generic, either by the brand company directly, through an affiliate or by a marketing partner;

•	using the Citizen Petition process to request amendments to U.S. FDA standards or otherwise delay generic drug approvals;

•	seeking changes to the U.S. Pharmacopeia, an FDA- and industry-recognized compendia of drug standards;

•	attaching patent extension amendments to non-related federal legislation;

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•	engaging in state-by-state initiatives to enact legislation that restricts the substitution of some generic drugs, which could have an impact on products that we are developing; and

•	seeking patents on methods of manufacturing certain active pharmaceutical ingredients.

If pharmaceutical companies or other third parties are successful in limiting the use of generic products through these or other means, our sales of our generic products may decline. If we experience a material decline in generic product sales, our results of operations, financial condition and cash flows may be significantly and adversely impacted.

Our generics business also faces increasing competition from brand-name manufacturers who do not face any significant regulatory approval or other barriers to enter into the generics market.

Our generics business also faces increasing competition from brand-name manufacturers who do not face any significant regulatory approval or other barriers to enter into the generics market. These brand-name companies sell generic versions of their products to the market directly, acquire or form strategic alliances with our competitor generic pharmaceutical companies, or grant them rights to sell “authorized generics.” Moreover, brand-name companies continually seek new ways to delay the introduction of generic products and decrease the impact of generic competition, such as filing new patents on drugs whose original patent protection is about to expire, developing patented controlled-release products, changing product claims and product labeling, or developing and marketing as over-the-counter products those branded products that are about to face generic competition. Our competitors, which include major multinational corporations, are consolidating, and the strength of the combined companies could affect our competitive position in all of our business areas. Furthermore, if one of our competitors or their customers acquires any of our customers or suppliers, we may lose business from the customer or lose a supplier of a critical raw material.

We may need to raise additional capital that will be required to operate and grow our business, and we may not be able to raise capital on terms acceptable to us or at all.

Operating our business and maintaining our growth efforts will require additional cash outlays and capital expenditures. If cash on hand and cash generated from operations are not sufficient to meet our cash requirements, we will need to seek additional capital, potentially through debt or equity financings, to fund our growth. We cannot assure you that we will be able to raise needed cash on terms acceptable to the Company, our significant stockholders, or at all. Financings may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the current price per share of our common stock. The holders of new securities may also have rights, preferences or privileges which are senior to those of existing holders of common stock. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business or even stay in business.

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Sales of our products may continue to be adversely affected by the continuing consolidation of our distribution network and the concentration of our customer base. The result of such developments could have a material adverse effect on our business, financial position and results of operations and could cause the market value of our ordinary shares to decline.

Our principal customers are wholesale drug distributors and major retail drug store chains. These customers comprise a significant part of the distribution network for pharmaceutical products in the U.S. This distribution network is continuing to undergo significant consolidation marked by mergers and acquisitions among wholesale distributors and the growth of large retail drug store chains. As a result, a small number of large wholesale distributors control a significant share of the market, and the number of independent drug stores and small drug store chains has decreased. We expect that consolidation of drug wholesalers and retailers will increase pricing and other competitive pressures on drug manufacturers. In addition, the Company generally does not enter into long-term supply agreements with its customers that would require them to purchase our products. The result of these developments may have a material adverse impact on our business, financial position and results of operations, and could cause the market value of our ordinary shares to decline.

Lack of availability, issues with quality or significant increases in the cost of raw materials used in manufacturing our products could adversely impact our profit margins and operating results.

Affordable, high quality raw materials and packaging components are essential to our business due to the nature of the products we manufacture. Raw materials and packaging components are generally available from multiple suppliers. Supplies of certain raw materials, and finished goods purchased by us are limited, or are available from one or only a few suppliers. In these situations, increased prices, rationing and shortages can occur. In response to these problems we try to identify alternative materials or suppliers for such raw materials, and finished goods. FDA requirements for products approved through the ANDA or NDA process could substantially lengthen the time for approval of an alternate material source. Certain material shortages and approval of alternate sources could adversely affect our financial results. The rapid increase in cost of many raw materials from inflationary forces, such as increased energy costs, and our ability or inability to pass on these increases to our customers, could have a material impact on our financial results.

We maintain several single-source supplier relationships, either because alternative sources are not available or the relationship is advantageous due to regulatory, performance, quality, support, or price considerations. Unavailability or delivery delays of single-source components or products could adversely affect our ability to ship the related product in a timely manner. The effect of unavailability or delivery delays would be more severe if associated with our higher volume or more profitable products. Even where alternative sources of supply are available, qualifying the alternate suppliers and establishing reliable supplies could cost more or could result in delays and a loss of revenues. As a result, the loss of a single-source supplier could have a material adverse effect on our results of operations.

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In addition, raw materials purchased from third parties, including those from foreign countries, may contain counterfeit ingredients or other adulterants. We maintain a strict program of verification and product testing throughout the ingredient sourcing and manufacturing process to identify potential counterfeit ingredients, adulterants and toxic substances. Nevertheless, discovery of previously unknown problems with the raw materials or product manufacturing processes or new data suggesting an unacceptable safety risk associated therewith, could result in a voluntary or mandatory withdrawal of the contaminated product from the marketplace, either temporarily or permanently. In addition, because regulatory authorities must generally approve raw material sources for pharmaceutical products, changes in raw material suppliers or the quality of their products may result in production delays or higher raw material costs. Also, any future recall or removal would result in additional costs to us, and may give rise to product liability or other litigation, either of which could have a material adverse effect on our operating results.

Our products, and the raw materials used to make those products, generally have limited shelf lives. Our inventory levels are based, in part, on expectations regarding future sales. We may experience build-ups in inventory if sales slow. Any significant shortfall in sales may result in higher inventory levels of raw materials and finished products, thereby increasing the risk of inventory spoilage and corresponding inventory write-downs and write-offs, which may materially and adversely affect our results of operations. Additionally, labeling changes required for regulatory compliance could render packaging inventories obsolete. Cargo thefts and/or diversions and economically or maliciously motivated product tampering in store shelves may be experienced from time to time, causing unexpected shortages.

Due to our dependence on a limited number of products, our business will be materially adversely affected if these products do not perform as well as expected.

We expect to generate a significant portion of our total revenues and gross margin from the sale of a limited number of products. Any material adverse developments, including increased competition and supply shortages, with respect to the sale or use of our products and prospective products, or our failure to successfully introduce such products, could have a material adverse effect on our revenues and gross margin.

We are subject to stringent regulatory requirements. Failure to adhere to such requirements could harm our business and results of operations.

We and our suppliers of raw materials are also subject to regulation under the Occupational Safety and Health Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other current and potential future federal, state or local regulations. Failure to adhere to such regulations, by either us or our suppliers, could harm our business and results of operations. In addition, our analytical department uses certain hazardous materials and chemicals in limited and controlled quantities. We have implemented safety procedures for handling and disposing of such materials, however, such procedures may not comply with the standards prescribed by federal, state and local regulations. Even if we follow such safety procedures for handling and disposing of hazardous materials and chemicals and such procedures comply with applicable law, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages and any such liability could exceed our resources.

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Our operations and properties are also subject to a wide variety of increasingly complex and stringent federal, state and local environmental laws and regulations, including those governing the remediation of contaminated soil and groundwater. Such environmental laws may apply to conditions at properties and facilities presently or formerly owned or operated by us, as well as to conditions at properties at which wastes or other contamination attributable to us have been sent or otherwise come to be located. One of our facilities has undergone remediation of environmental contamination, and one of our facilities is currently undergoing remediation of environmental contamination. The total estimated costs for the clean-up and remediation is $750,000 as of September 30, 2014. Based on information provided to us from our environmental consultants and what is known to date, we believe the reserves are sufficient for the remaining remediation of the environmental contamination. There is a possibility, however, that the remediation costs may exceed our estimates. In addition, we can give no assurance that the future cost of compliance with existing environmental laws will not give rise to additional significant expenditures or liabilities that would be material to us. Future events, such as new information, changes in existing environmental laws or their interpretation, and more vigorous enforcement policies of federal, state or local regulatory agencies, may have a material adverse effect on our business, financial condition and results of operations.

We are subject to extensive government regulation by the FDA and other federal, state and local regulatory authorities that increases our costs and could prevent us from marketing or selling our products.

The manufacturing, processing, formulation, packaging, labeling, testing, storing, distributing, marketing, advertising and sale of our products is subject to extensive regulation by one or more U.S. agencies, including the FDA, the Federal Trade Commission and the Consumer Products Safety Commission, as well as by several state and local agencies in localities where our products are stored, distributed or sold. In addition, we manufacture and market certain of our products in accordance with standards set by organizations, such as the USP published by the United States Pharmacopeial Convention.

The FDA regulates the testing, manufacture, labeling, marketing and sale of pharmaceutical products. Approval by the FDA is required before any new drug, including any new generic drug, may be marketed or sold in the United States. In order to receive approval from the FDA for our product candidates that are generic versions of brand-name drugs, we intend to use the ANDA process, which requires us to demonstrate to the FDA that each generic product candidate has the same active ingredient, strength, dosage form and route of administration as a brand drug product and is bioequivalent to the brand drug product, meaning that there is no significant difference between the drugs in their rate and extent of absorption in the body. However, if the FDA determines that an ANDA for a generic drug product is not adequate to support approval, it could deny our application or request additional data or information, which could delay approval of the product and impair our ability to compete with the brand-name drug product and/or other generic versions of the product.

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If our product candidates receive FDA approval through the ANDA process, the labeling claims and marketing statements that we can make for our generic drugs are generally limited to the claims approved by the FDA for use in the brand-name product’s label. In addition, following regulatory approval, the labeling, packaging, adverse event reporting, storage, advertising and promotion for the product will be subject to extensive and ongoing regulatory requirements.

As a manufacturer of pharmaceutical and medical device products, we must also comply with current good manufacturing practice requirements, or cGMPs, which include requirements related to production processes, quality control and assurance and recordkeeping. Our manufacturing facilities and procedures and those of our suppliers are subject to periodic inspection by the FDA and foreign regulatory agencies. Any material deviations from pharmaceutical cGMPs or other applicable requirements identified during such inspections may result in recalls or other enforcement actions, including warning letters, a delay or suspension in manufacturing operations, consent decrees or civil or criminal penalties. Further, discovery of previously unknown problems with a product or manufacturer may result in restrictions or sanctions, including suspension or withdrawal of marketing approvals, seizures or recalls of products from the market, or civil or criminal fines or penalties, any of which could significantly and adversely affect supplies of our products.

Our reporting and payment obligations related to our participation in federal health care programs, including Medicare and Medicaid, are complex and often involve subjective decisions that could change. Any failure to comply with those obligations could subject us to investigation, penalties, and sanctions.

Federal laws regarding reporting and payment obligations with respect to a pharmaceutical company’s participation in federal health care programs, including Medicare and Medicaid, are complex. These programs generally require us to pay rebates or provide discounts to government payors in connection with our products that are dispensed to beneficiaries of these programs. In some cases, such as with the Medicaid Drug Rebate Program, the rebates are based on pricing and rebate calculations that we report on a monthly and quarterly basis to the government agencies that administer the programs. Because our processes for calculating applicable government prices and the judgments involved in making these calculations involve subjective decisions and complex methodologies, these calculations are subject to risk of errors and differing interpretations. In addition, they are subject to review and challenge by the applicable governmental agencies, and it is possible that such reviews could result in changes that may have material adverse legal, regulatory, or economic consequences. Responding to current and future changes may increase our costs and the complexity of compliance will be time-consuming, and could have a material adverse effect on our results of operations.

In addition, the Office of Inspector General has recently increased its focus on the methodologies used by manufacturers to calculate the average manufacturer price, or AMP, and best price, or BP, to assess manufacturer compliance with reporting requirements under the Medicaid Drug Rebate Program. We are liable for errors associated with our submission of pricing data and for overcharging government payors. For example, failure to submit monthly/quarterly AMP and BP data on a timely basis could result in a civil monetary penalty of $10,000 per day for each day the submission is late beyond the due date. Failure to make necessary disclosures and/or to identify overpayments could result in allegations against us under the Federal False Claims Act and other laws and regulations.

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We may become subject to federal and state healthcare fraud and abuse laws and false claims litigation brought by private individuals and the government.

We are subject to state and federal healthcare laws pertaining to fraud and abuse, physician payment transparency and laws that govern the submission of claims for reimbursement. These laws include the following:

•	the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as Medicare and Medicaid. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•	the federal False Claims Act, or FCA, which imposes civil liability and criminal fines on individuals or entities that knowingly submit, or cause to be submitted, false or fraudulent claims for payment to the government. The FCA also allows private individuals to bring a suit on behalf of the government against an individual or entity for violations of the FCA. These suits, also known as qui tam actions, may be brought by, with only a few exceptions, any private citizen who believes that he has material information of a false claim that has not yet been previously disclosed. These suits have increased significantly in recent years because the FCA allows an individual to share in any amounts paid to the federal government in fines or settlement as a result of a successful qui tam action;

•	federal criminal laws that prohibit executing a scheme to defraud any federal healthcare benefit program or making false statements relating to healthcare matters;

•	the federal Physician Payment Sunshine Act, which requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children's Health Insurance Program (with certain exceptions) to report annually to the government information related to payments or other "transfers of value" made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and applicable manufacturers and group purchasing organizations to report annually ownership and investment interests held by physicians (as defined above) and their immediate family members and payments or other "transfers of value" to such physician owners and their immediate family members;

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•	the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information; and

•	analogous state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

If our past or present operations are found to be in violation of any of such laws or any other governmental regulations that may apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from federal health care programs, and/or the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment, or restructuring of our operations could adversely affect our ability to operate our business and our financial results, action against us for violation of these laws, even if we successfully defend against them, it could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

Healthcare legislative reform measures may have a material adverse effect on our business and results of operations.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or the Affordable Care Act, was passed, which substantially changes the way health care is financed by both governmental and private insurers, and significantly impacts the U.S. pharmaceutical industry. The Affordable Care Act, among other things, addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extends the rebate program to individuals enrolled in Medicaid managed care organizations. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our products or additional pricing pressures.

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Even after our products receive regulatory approval, such products may not achieve expected levels of market acceptance.

Even if we are able to obtain regulatory approvals for our generic pharmaceutical products the success of those products is dependent upon market acceptance. Levels of market acceptance for our products could be impacted by several factors, including but not limited to:

•	the availability of alternative products from our competitors;

•	the price of our products relative to that of our competitors;

•	the timing of our market entry;

•	the ability to market our products effectively to the different levels in the distribution chain;

•	other competitor actions; and

•	the continued acceptance of and/or reimbursement for our products by government and private formularies and/or third party payors.

Additionally, studies of the proper utilization, safety, and efficacy of pharmaceutical products are being conducted by the industry, government agencies, and others. Such studies, which increasingly employ sophisticated methods and techniques, can call into question the utilization, safety, and efficacy of previously marketed as well as future products. In some cases, studies have resulted, and may in the future result, in the discontinuance of product marketing or other risk management programs, such as the need for a patient registry, as well as delays in approvals. The occurrence of any of the above risks could adversely affect our profitability, business, financial position, results of operations and/or cash flow, and could cause the market value of our common stock to decline.

Product recalls could harm our business.

Product recalls or product field alerts may be issued at our discretion or required by the FDA, other governmental agencies or other companies having regulatory authority for pharmaceutical product sales. From time to time, we may recall products for various reasons, including failure of our products to maintain their stability through their expiration dates or other quality issues. Any recall or product field alert has the potential of damaging the reputation of the product or our reputation. Any significant recalls could materially affect our sales. In these cases, our business, financial condition, results of operations and cash flows could be materially adversely affected.

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We are susceptible to product liability claims that may not be covered by insurance and could require us to pay substantial sums.

We face the risk of loss resulting from, and adverse publicity associated with, product liability lawsuits, whether or not such claims are valid. We may not be able to avoid such claims. In addition, our product liability insurance may not be adequate to cover such claims and we may not be able to obtain adequate insurance coverage in the future at acceptable costs. A successful product liability claim that exceeds our policy limits could require us to pay substantial sums. In addition, product liability coverage for pharmaceutical companies is becoming more expensive and increasingly difficult to obtain and, as a result, we may not be able to obtain the type and amount of coverage we desire or to maintain our current coverage.

The manufacture and storage of pharmaceutical and cosmetic products are subject to inherent risk.

Because chemical ingredients are used in the manufacture of our products and due to the nature of the manufacturing process itself, there is a risk of incurring liability for damages caused by or during the storage or manufacture of both the chemical ingredients and the finished products. Although we have never incurred any material liability for damages of that nature, we may be subject to liability in the future. In addition, while we believe our insurance coverage is adequate, it is possible that a successful claim would exceed our coverage, requiring us to pay a substantial sum.

Counterfeit versions of our products could harm our patients and reputation.

Our industry has been increasingly challenged by the vulnerability of distribution channels to illegal counterfeiting and the presence of counterfeit products in a growing number of markets and over the Internet. Third parties may illegally distribute and sell counterfeit versions of our products, which do not meet the rigorous manufacturing and testing standards that our products undergo. Counterfeit products are frequently unsafe or ineffective, and can be potentially life-threatening. Counterfeit medicines may contain harmful substances, the wrong dose of the active pharmaceutical ingredient, or API, or no API at all. However, to distributors and patients, counterfeit products may be visually indistinguishable from the authentic version. Reports of adverse reactions to counterfeit drugs or increased levels of counterfeiting could materially affect patient confidence in the authentic product, and harm the business of companies such as ours. Additionally, it is possible that adverse events caused by unsafe counterfeit products would mistakenly be attributed to the authentic product. In addition, there could be thefts of inventory at warehouses, plants or while in-transit, which are not properly stored and which are sold through unauthorized channels. Public loss of confidence in the integrity of pharmaceutical products as a result of counterfeiting or theft could have a material adverse effect on our business, financial position and results of operations and could cause the market value of our common stock to decline.

The failure to obtain, maintain or protect patents, trade secrets, know-how and other intellectual property could impact our ability to compete effectively.

To compete effectively, we need to develop and maintain a proprietary position with regard to our own technology, products and business. We rely on a combination of patents, trade secrets, proprietary know-how and other intellectual property to protect our proprietary technology and rights. We own nine patents through a license agreement we have obtained the use of patents relating to the Novasome® technology for specified uses. We also maintain a number of trade secrets, know-how and other intellectual property.

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The risks and uncertainties that we face with respect to patents and other proprietary rights include the following:

•	the pending patent applications we have filed or may file, or to which we have exclusive rights, may not result in issued patents, or may take longer than we expect to result in issued patents;

•	changes in U.S. patent laws may adversely affect our ability to obtain or maintain our patent protection;

•	we may be subject to interference proceedings;

•	the claims of any patents that are issued may not provide meaningful protection;

•	we may not be able to develop additional proprietary technologies that are patentable;

•	the patents licensed or issued to us or our collaborators may not provide a competitive advantage;

•	other companies may challenge patents licensed or issued to us or our collaborators;

•	other companies may independently develop similar or alternative technologies, or duplicate our technology;

•	other companies may design around technologies we have licensed or developed; and
•	enforcement of patents is complex, uncertain and expensive.

If we are unable to effectively enforce our proprietary rights, or if we are found to infringe the rights of others, we may be in breach of our license agreements with our partners.

Our success also depends upon trade secrets, proprietary know-how and the skills, knowledge and experience of our personnel. As a result, we require our employees, consultants, advisors, and collaborators to enter into confidentiality agreements that prohibit the disclosure of confidential information to any other parties. We also require our employees and consultants to disclose and assign to us their ideas, developments, discoveries, and inventions. These agreements may not, however, provide adequate protection for our trade secrets, know-how, or other proprietary information in the event of any unauthorized use or disclosure. If any material trade secret or proprietary know-how were to be disclosed to or independently developed by a competitor, our competitive position may be materially harmed.

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Our product offerings and our customers’ products may infringe on the intellectual property rights of third parties.

From time to time, third parties have asserted intellectual property infringement claims against us and our customers and there can be no assurance that third parties will not assert infringement claims against either us or our customers in the future. While we believe that our product offerings do not infringe in any material respect upon proprietary rights of other parties and/or that meritorious defenses would exist with respect to any assertions to the contrary, there can be no assurance that we would not be found to infringe on the proprietary rights of others.

Patent applications in the U.S. and some foreign countries are generally not publicly disclosed until they are published or the patent is issued, and we may not be aware of currently filed patent applications that relate to our offerings or processes. If patents later issue on these applications, we may be found liable for subsequent infringement. There has been substantial litigation in the pharmaceutical and biotechnology industries with respect to the manufacture, use and sale of products and processes that are the subject of conflicting patent rights.

Any claims that our product offerings or processes infringe these rights, regardless of their merit or resolution, could be costly and may divert the efforts and attention of our management and technical personnel. We may not prevail in such proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation. If such proceedings result in an adverse outcome, we could, among other things, be required to:

•	pay damages in the form of lost profits and/or a reasonable royalty for any infringement;

•	pay substantial damages (potentially treble damages in the U.S. if any such infringement is found to be willful);

•	pay attorney fees of a prevailing party, if the case is found to be exceptional;
•	cease the manufacture, use or sale of the infringing offerings or processes;

•	discontinue the use of the infringing technology;

•	expend significant resources to design around patented technology and develop non-infringing technology; and

•	license patented technology from the third party claiming infringement, which license may not be available on commercially reasonable terms, or may not be available at all.

In addition, our customers’ products may be subject to claims of intellectual property infringement and such claims could materially affect our business if their products cease to be manufactured and they have to discontinue the use of the infringing technology which we may provide. Further, depending on the particular circumstances of any given claim, it may be the case that we may be responsible for indemnifying our customers for a claim of intellectual property infringement.

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If we were to assert any of our own intellectual property against third parties and the third parties were found not to infringe our intellectual property or our intellectual property was found to be invalid, and/or unenforceable, we would lose the opportunity to leverage our own intellectual property, for example, through licensing of our technology to others, collection of damages and/or royalty payments based upon successful assertion of our intellectual property rights via enjoining others from practicing the technology at issue.

Any of the foregoing could affect our ability to compete or have a material adverse effect on our business, financial condition and results of operations.

The expiration of certain patents related to the Novasome® technology could negatively impact our ability to generate income from the Novasome products.

We license certain patents related to the Novasome® technology platform pursuant to a license agreement. Many of the patents under this license have expired and more will expire before this license terminates on December 11, 2015. The loss of patent protection could allow additional competition. To the extent such competition develops, it could negatively impact the income we generate from the Novasome® technology platform.

We may not be able to fully realize the expected benefits from the acquisition of certain products.

Our recent acquisition of certain products subjects us to additional operational and financial risks, including the following:

•	additional costs that we may need to incur in order to return the products to the market and to comply with regulatory requirements;

•	difficulties in coordinating research and development activities;

•	uncertainties in the business relationships with our customers and suppliers; and

•	lack of previous experiences in manufacturing, commercializing, and distributing products in therapeutic areas outside of the topical generic pharmaceutical market.

Our approved products may not achieve commercialization at levels of market acceptance that allow us to achieve profitability, which could have a material adverse effect on its business, financial position and results of operations.

We seek to develop, license or acquire products that we can commercialize at levels of market acceptance that would allow us to recoup the costs of development and commercialization, grow market share, and achieve profitability. Even if we are able to obtain regulatory approvals for certain pharmaceutical products, if we fail to accurately predict demand for such products, our business, financial position, and results of operations could be adversely impacted. Levels of market acceptance for products could be impacted by several factors, including but not limited to:

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•	the availability of alternative products from our competitors;

•	the price of our products relative to that of our competitors;

•	the effectiveness of our marketing relative to that of our competitors;

•	the timing of our market entry;

•	the ability to market our products effectively to the retail level; and

•	the acceptance of our products by government and private formularies.

Some of these factors are not within our control and, if any arises, our profitability, business, financial position and results of operations could be materially adversely affected.

Future acquisitions and investments could disrupt our business and harm our financial condition and operating results.

Our growth will depend, in part, on its continued ability to develop, commercialize and expand its drug products, including in response to changing regulatory and competitive pressures. In some circumstances, we accelerate our growth through the acquisition of complementary products and technologies rather than through internal development. The identification of suitable products to be acquired can be difficult, time-consuming and costly, and we may not be able to successfully complete or successfully execute strategies for identified acquisitions. The risks faced in connection with acquisitions include:

•	diversion of management time and focus from operating the Company's business to addressing acquisition and/or product integration challenges;

•	coordination of research and development and sales and marketing functions;

•	retention of key employees from the acquired company;

•	integration of the acquired company’s accounting, management information, human resources and other administrative systems;

•	the need to implement or improve controls, procedures, and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies;

•	liability for activities of the acquired company and/or products before the acquisition, including patent infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

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•	unanticipated write-offs or charges; and

•	litigation or other claims in connection with the acquired company or product, including claims from product users, former stockholders or other third parties.

In any acquisition that we may undertake, our failure to address these risks or other problems encountered in connection with any acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities, and harm our business generally.

Economic conditions could severely impact us.

Current economic conditions may cause a decline in business and consumer spending which could adversely affect our business and financial performance. Our operating results are impacted by the health of the North American economies. Our business and financial performance, including collection of our accounts receivable, realization of inventory, recoverability of assets including investments, may be adversely affected by current and future economic conditions, such as a reduction in the availability of credit, financial market volatility and recession.

Adverse conditions in the economy and disruption of financial markets could negatively impact our customers and therefore our results of operations.

An economic downturn in the businesses or geographic areas in which we sell our products could reduce demand for these products and result in a decrease in sales volume that could have a negative impact on our results of operations. Volatility and disruption of financial markets could limit our customers’ ability to obtain adequate financing or credit to purchase and pay for our products in a timely manner, or to maintain operations, and result in a decrease in sales volume that could have a negative impact on our results of operations. Additionally, economic conditions and market turbulence may also impact our suppliers causing them to be unable to supply in a timely manner sufficient quantities of product components, thereby impairing our ability to manufacture on schedule and at commercially reasonable costs.

If the U.S. economy rapidly contracts or expands, we may have difficulty quickly scaling our operations in response, which may negatively impact our business and financial position.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in nonclinical testing, government regulation, formulation and manufacturing, sales and marketing and finance. We compete for qualified individuals with numerous pharmaceutical and consumer products companies, universities and other research institutions. Competition for such individuals is intense, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

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Our ability to market products successfully depends, in part, upon the acceptance of the products not only by consumers, but also by independent third-parties.

Our ability to market generic pharmaceutical products successfully depends, in part, on the acceptance of the products by independent third-parties (including pharmacies, government formularies, managed care providers, insurance companies and retailers), as well as patients. In addition, unanticipated side effects or unfavorable publicity concerning any of our products, or any brand-name product of which our generic product is the equivalent, could have an adverse effect on our ability to achieve acceptance by managed care providers, pharmacies and other retailers, customers and patients.

Our ability to use our net operating loss carry forwards and certain other tax attributes may be limited.

As of December 31, 2013, we had federal net operating loss carry forwards (NOLs) of approximately $31.3 million which expire from 2020 through 2032. Our ability to utilize our NOLs may be limited under Section 382 of the Internal Revenue Code. The limitations apply if an ownership change, as defined by Section 382, occurs. Generally, an ownership change occurs when certain shareholders increase their aggregate ownership by more than 50 percentage points over their lowest ownership percentage in a testing period (typically three years). Although we have not undergone a Section 382 analysis, it is possible that the utilization of our NOLs could be substantially limited as a result of one or more prior ownership changes. Additionally, U.S. tax laws limit the time during which these carry forwards may be utilized against future taxes. As a result, we may not be able to take full advantage of these carry forwards for federal and state tax purposes. Future changes in stock ownership may also trigger an ownership change and, consequently, a Section 382 limitation.

Risks Related to Our Securities

Shares of our common stock are relatively illiquid which may affect the trading price of our common stock.

For the nine months ended September 30, 2014, the average daily trading volume of common stock on the NYSE MKT was approximately 505,961 shares. As a result of our relatively small public float, our common stock may be less liquid than the stock of companies with broader public ownership. Among other things, trading of a relatively small volume of our common stock may have a greater impact on the trading price for our shares than would be the case if our public float were larger.

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We have not paid dividends to our common stockholders in the past nor do we expect to pay dividends in the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our common stock.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act of 2002, or if we fail to achieve and maintain adequate disclosure controls and procedures and internal control over financial reporting, our business results of operations and financial condition, and investors' confidence in us, could be materially adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act including preparing annual reports, quarterly reports and current reports. Our failure to prepare and disclose this information in a timely manner could subject us to penalties under federal securities laws, expose us to lawsuits and restrict our ability to access financing. In addition, we are required under applicable law and regulations to integrate our systems of disclosure controls and procedures and internal control over financial reporting. Our management assessed our existing disclosure controls and procedures as of December 31, 2013 and December 31, 2012, and our management concluded that our disclosure controls and procedures were effective as of such times. The year ended December 31, 2014 is the first year in which we are required to have our external auditors issue an attestation report on the effectiveness of internal controls over financial reporting.

If we fail to achieve and maintain the adequacy of our disclosure controls and procedures and internal control over financial reporting, we may not be able to ensure that we can conclude that we have effective disclosure controls and procedures and internal control over financial reporting in accordance with the Sarbanes-Oxley Act of 2002. Moreover, effective disclosure controls and procedures and internal control over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our common stock.

Our principal stockholders, directors and executive officers own a significant percentage of our stock and will be able to exercise significant influence over our affairs.

Our current principal stockholders, directors and executive officers beneficially own approximately [39]% of our outstanding capital stock entitled to vote. As a result, these stockholders, if acting together, would be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock. If such stockholders sold a significant amount of stock it could have an adverse effect on the price of the stock.

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Due to the concentration of common stock owned by significant stockholders, the sale of such stock might adversely affect the price of our common stock.

Our largest stockholders own shares of common stock that have been registered for resale under the Securities Act. The sale of such stock, depending on the interplay of numerous factors, including, without limitation, the method and timing of the sales, could substantially depress the value of the Company’s common stock.

Our stock price is, and we expect it to remain, volatile and subject to wide fluctuations, which may make it difficult for stockholders to sell shares of common stock at or above the price for which they were acquired.

Our stock price is, and we expect it to remain, volatile, which could limit investors’ ability to sell stock at a profit. During the last two fiscal years, our stock price has closed at a low of $0.94 in the second quarter of 2012 and a high of $9.89 in the third quarter of 2014. The volatile price of our stock makes it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price of our common stock. These include, but are not limited to:

•	publicity regarding actual or potential clinical results relating to products under development by our competitors or us;

•	delay or failure in initiating, completing or analyzing nonclinical or clinical trials or the unsatisfactory design or results of these trials;

•	achievement or rejection of regulatory approvals by our competitors or us;

•	announcements of technological innovations or new commercial products by our competitors or us;

•	developments concerning proprietary rights, including patents;

•	developments concerning our collaborations;

•	regulatory developments in the U.S. and foreign countries;

•	economic or other crises, especially given the recent financial deterioration in the markets in which we compete, and other external factors;

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•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the cosmetic, pharmaceutical and consumer products industry;

•	actual or anticipated sales of our common stock, including sales by our directors, officers or significant stockholders;

•	period-to-period fluctuations in our revenues and other results of operations;

•	speculation about our business in the press or the investment community;

•	changes in financial estimates by us or by any securities analysts who might cover our stock; and

•	sales of our common stock, including sales by our significant holders.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation, even if it does not result in liability for us, could result in substantial costs to us and divert management’s attention and resources.

If we fail to meet the continued listing standards of the NYSE MKT, our common stock could be delisted and our liquidity and stock price could suffer.

Our common stock is listed on the NYSE MKT, a national securities exchange, which imposes continued listing requirements with respect to listed shares. If we fail to meet the continued listing standards of the NYSE MKT, our common stock could be delisted and our stock price could suffer. A delisting of our shares of common stock could negatively impact us by further reducing the liquidity and market price of our shares of common stock and the number of investors willing to hold or acquire our shares of common stock, which could negatively impact our ability to raise equity financing.

Risks Related to Our Notes

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the notes.  We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

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If securities analysts stop publishing research or reports about us or our business or if they downgrade our common stock, the market price of our common stock and, consequently, the trading price of the notes, could decline.

The market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If any analyst who covers us downgrades our stock or lowers its future stock price targets or estimates of our operating results, our stock price could decline rapidly. Furthermore, if any analyst ceases to cover our company, we could lose visibility in the market, which in turn could cause the market price of our common stock and, consequently, the trading price of the notes, to decline.

Any adverse rating of the notes may negatively affect the trading price and liquidity of the notes and the price of our common stock.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to assign the notes a rating lower than the rating expected by investors or were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the trading price or liquidity of the notes and the price of our common stock could decline.

To the extent we issue shares of our common stock to satisfy all or a portion of our conversion obligation, conversions of the notes will dilute the ownership interest of our existing stockholders, including holders who had previously converted their notes.

To the extent we issue shares of our common stock to satisfy all or a portion of our conversion obligation, the conversion of some or all of the notes will dilute the ownership interests of our existing stockholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

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